EXHIBIT 99.1

At Fenix Parts:
Scott Pettit
Chief Financial Officer
scottpettit@fenixparts.com

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Fenix Parts Announces Conclusion of SEC Inquiry, Files to Suspend SEC Reporting Obligations

and Provides Business Update

WESTCHESTER, IL - January 19, 2018 - Fenix Parts, Inc. (Pink Sheets: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced that it received a letter from the staff of the United States Securities and Exchange Commission (SEC) advising the Company that the SEC has completed its inquiry into the Company and no enforcement action has been recommended. The inquiry was first disclosed by the Company in October 2016.

Kent Robertson, CEO of Fenix Parts, commented, “We are pleased to have a favorable outcome and closure to this matter. The conclusion of this matter will allow Fenix to stop incurring significant legal costs and committing management resources associated with the inquiry.”

Suspension of SEC Reporting Obligations
The Company also announced that it has suspended its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   The Company was able to take this action because its common stock was delisted from Nasdaq on June 29, 2017 and because there were fewer than 300 shareholders of record on January 1, 2018. The Company’s reporting obligations, which include the filing of quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K, will remain suspended so long as there are fewer than 300 record holders of the Company’s common stock.

The Company expects its common stock to continue to be traded on the OTC Pink, operated by the OTC Markets Group Inc. (also known as the "Pink Sheets"), so long as market makers demonstrate an interest in trading in the Company's common stock. However, there is no assurance that trading in the Company's common stock will continue on the OTC Pink Market or on any other securities exchange or quotation medium.

Mr. Robertson commented, “The decision of the Company's Board of Directors to suspend the Company’s SEC reporting obligations was made after careful consideration of the advantages and disadvantages of being a public company under current circumstances and took into account several factors, including the significant costs associated with preparing and filing periodic reports with the SEC and high outside accounting, audit, legal and other costs and expenses associated with being a public company, including Sarbanes Oxley compliance, as well as the small number of Company stockholders and the relatively low level of trading in the Company’s common stock in the months following the delisting of the Company’s common stock from the Nasdaq Stock Market. This decision should result in a benefit to the Company’s stockholders by reducing expenses and permitting management and staff to focus more energy on operating matters.”

In lieu of SEC filings, the Company intends to provide periodic updates to its shareholders that will include information about the Company’s financial condition and other important business developments, as it deems appropriate.

Business Update
As previously announced, net revenues for the second quarter of 2017 were approximately $32 million. In addition, the Company’s net revenues for the third quarter of 2017 were approximately $30.5 million. For the nine months ended September 30, 2017, revenues were $96.6 million compared to approximately $99 million for the first nine months of 2016. The year-over-year revenue decline is primarily the result of the suspension of operations at the Company’s facility in Scarborough (Toronto), Ontario, which had been generating approximately $2 million per quarter in revenues, as a result of a fire that occurred on April 6, 2017, and a reduction in part sales driven by lower available inventory.

Mr. Robertson commented, “We continue to see strong demand for our recycled OEM parts, supported by positive industry dynamics. Unfortunately, we are not getting the full benefit of the strong demand and higher commodity prices because of our reduced car volume and the negative impact of the suspension of operations as a result of the fire at the Toronto facility. The Company continues to face significant challenges due to its strained liquidity position as a result of high professional fees for the periods covered in this update and limits to its borrowing capacity under its credit facility.”

The Company also announced that it has settled a previously disclosed dispute with the former owners of the Canadian Founding Companies regarding the calculation of contingent consideration under the 2015 acquisition agreement. Under the settlement, the Company paid these former owners $4.2 million in cash and released 280,000 shares of exchangeable preferred stock from an escrow.  Also, as part of the settlement, the former owners agreed to convert all their 1.33 million exchangeable preferred shares into an equal number of shares of Fenix Parts common stock. The cash portion of the settlement was less than the letter of credit securing the liability, allowing the Company to reduce indebtedness as calculated under its credit facility and providing $0.6 million of additional borrowing capacity, which the Company has used to pay operating expenses. For more background on the terms of the contingent consideration covenant and the exchangeable preferred shares, refer to the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for 2016, filed on August 16, 2017.

Mr. Robertson stated, “We believe the financial terms of the settlement are favorable to the Company and its stockholders and settlement of the dispute allows us to avoid costly and uncertain arbitration, simplifies our capital structure and resolves uncertainty that has negatively impacted our ability to pursue strategic and financial transactions.”

Mr. Robertson continued, “We reduced the amount spent on vehicle inventory for the full-service operations by approximately 8% for the first nine months of 2017 as compared to the prior year, and we expect this trend to continue as we identify additional opportunities to further reduce costs. The conclusion of the SEC investigation and suspension of SEC reporting requirements will help support these cost-saving efforts going forward.”

The Company has removed all the fire-related debris and received the environmental approvals to restart the Toronto facility, and permit requests have been filed to reconstruct the facility. The permit review is underway, but the site will continue to be non-operational until the Company receives all the necessary local approvals. The Company has insurance to cover casualty and business interruption losses; however, claims are subject to deductibles, limits and certain exclusions, and insurance proceeds may not be sufficient to cover all the losses incurred.

Strategic Alternatives
As reported earlier this month, the Board of Directors of the Company, through its Special Committee and its financial advisor, Stifel, Nicolaus & Co., Inc., continues to pursue a potential strategic and financial transaction that will improve liquidity and maximize shareholder value, but there can be no assurance that this process will ultimately result in a transaction or other strategic investment of any kind. The Company does not intend to disclose any periodic developments or provide further updates on the progress or status of this process unless it deems further disclosure is appropriate or required.

About Fenix Parts
Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in 2014 to create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Fenix companies have been in business an average of more than 25 years and currently operate from 16 locations throughout the Eastern U.S. and in Ontario, Canada.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties included in the 2016 Annual Report on Form 10-K, which include, among other things:

•	Lack of liquidity materially adversely affecting our ability to continue as a going concern if we are unable to execute on the development of a strategic alternative to improve liquidity;

•	Our relatively short operating history and our ability to successfully integrate our operating subsidiaries ("Subsidiaries"), and those subsidiaries we may acquire;

•	Reduced liquidity and market price of our stock due to trading on Pink Sheets, instead of being listed on a national securities exchange;

•	Our ability to satisfy our debt obligations and to operate in compliance with our financing agreements;

•	Our ability to successfully locate and acquire additional businesses that provide recycled OEM automotive products and our ability to successfully integrate acquired companies with our business;

•	Our ability to acquire additional businesses that may require financing that we are unable to obtain on acceptable terms, or at all;

•	Our success in managing internal growth;

•	Variations in the number of vehicles sold, vehicle accident rates, miles driven and the age of vehicles in accidents;

•	Competition from vehicle replacement part companies, including but not limited to those that provide recycled parts;

•	Our ability to maintain our relationships with auto body shops, insurers, other customers and with auction companies from which we purchase our salvage vehicles;

•	Our compliance and our Subsidiaries' past compliance with environmental laws and regulations and federal, state and local operating and permitting requirements;

•
Known environmental liabilities at the facility we have been leasing in Toronto, Ontario since 2015, associated with groundwater and surface water contamination as a result of historical releases and a petroleum hydrocarbon spill in November 2010, which liability we did not assume;

•	Potential for significant impairment of intangible assets recorded in connection with acquisitions in 2015;

•	Fluctuations in the prices of scrap metal and other metals;

•	Changes in the exchange rate for the Canadian Dollar;

•	Changes in the national, provincial or state laws and regulations affecting our business;

•	Disruptions in the information technology systems on which our business relies;

•	Securities class action litigation filed in 2017 due to the decline in our stock price;

•	The impact of a fire in April 2017 at our Toronto facility; and

•	Material weaknesses in our internal control over financial reporting.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.